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                                                                     EXHIBIT 4.1


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                                 DISCOVER BANK
                      Master Servicer, Servicer and Seller


                                      and


                         U.S. BANK NATIONAL ASSOCIATION
                                    Trustee


                      on behalf of the Certificateholders



                             FIFTH AMENDMENT TO THE
                        POOLING AND SERVICING AGREEMENT
                          Dated as of October 1, 1993


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                          DISCOVER CARD MASTER TRUST I


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                                  Dated as of
                                 March 30, 2001



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                  THIS FIFTH AMENDMENT TO THE POOLING AND SERVICING AGREEMENT
(the "Amendment"), dated as of March 30, 2001, is entered into by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Discover Bank") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

                  WHEREAS, Discover Bank and the Trustee have entered into the POOLING AND SERVICING AGREEMENT (the "Agreement") dated as of October 1, 1993 relating to Discover Card Master Trust I; and

                  WHEREAS, pursuant to subsection 13.01(a) of the Agreement, Discover Bank and the Trustee desire to amend Sections 2.11, 3.02, 12.01, 12.02,
12.03 and 13.01 thereof in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

                  2.       Amendments to Section 2.11.

                           (a) Section 2.11(a) is hereby amended and restated in its entirety to read as follows:

                                    (a) Optional Removals. From time to time,
                                    Discover Bank on behalf of the Holder of the Seller Certificate may, but shall not be obligated to, designate Accounts for deletion and removal from the Trust ("Removed Accounts"), such deletion and removal to be effective as of the day specified in the notice referred to in the following sentence, which may be any day with respect to removals of Accounts specified in Section 2.11(b)(vi)(A) and which shall be the last day of any Due Period with respect to removals of Accounts specified in Section 2.11(b)(vi)(B) or (C) (any such effective date, the "Removal Date"), subject to the notice requirement and other conditions set forth below. On or before the fifth Business Day prior to the Removal Date (the "Removal Notice Date"), Discover Bank on behalf of the Holder of the Seller Certificate shall give the Trustee, the Master Servicer and any Credit Enhancement Provider written notice that the Receivables from such Removed Accounts are to be reassigned by the Trustee



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                                    to Discover Bank on behalf of the Holder of
                                    the Seller Certificate effective as of the Removal Date.

                           (b) Section 2.11(b) is hereby amended and restated in its entirety to read as follows:

                                    (b) Conditions to the Designation of Removed
                                    Accounts. Discover Bank on behalf of the Holder of the Seller Certificate shall be permitted to designate and require reassignment to the Holder of the Seller Certificate of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                                            (i) As of the Removal Date, the
                                            aggregate amount of Principal
                                            Receivables in the Trust, less the
                                            aggregate amount of Principal
                                            Receivables in such Removed
                                            Accounts, shall not be less than the
                                            Minimum Principal Receivables
                                            Balance;

                                            (ii) The removal of the Removed
                                            Accounts on any Removal Date shall
                                            not, in the reasonable belief of
                                            Discover Bank cause either (A) an
                                            Amortization Event to occur or (B)
                                            the Deficit Accumulation Amount or
                                            Deficit Liquidation Amount, as
                                            applicable, with respect to any
                                            Series then outstanding on any
                                            Distribution Date to be greater than
                                            zero;

                                            (iii) On or prior to the fifth
                                            Business Day following the Removal
                                            Date, the Seller or Sellers with
                                            respect to such Removed Accounts
                                            shall have delivered to the Trustee
                                            (A) for execution a written
                                            assignment substantially in the form
                                            of Exhibit C hereto, which shall
                                            include a warranty of the Trustee
                                            that since the date of transfer by
                                            such Seller or Sellers under this
                                            Agreement the Trustee has not sold,
                                            transferred or encumbered any such
                                            Receivable or interest therein and
                                            (B) a computer file, microfiche list
                                            or hard copy containing a true and
                                            complete list of all such Removed
                                            Accounts identified by originator
                                            and account number and containing
                                            the amount of Principal Receivables
                                            in such Removed Accounts as of the
                                            Removal Date, which computer file or
                                            microfiche list shall as of the
                                            Removal Date modify and amend
                                            Schedule 1 hereto by deleting
                                            therefrom information with respect
                                            to any Removed Account and be made a
                                            part of this Agreement;

                                            (iv) Discover Bank on behalf of
                                            the Holder of the Seller Certificate
                                            shall represent and warrant that no
                                            selection


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                                            procedures believed by Discover Bank
                                            to be materially adverse to the
                                            interests of the Holders of any
                                            Class of any Series then
                                            outstanding, or any Credit
                                            Enhancement Provider, were utilized
                                            in selecting the Removed Accounts;

                                            (v) Discover Bank on behalf of the
                                            Holder of the Seller Certificate
                                            shall have delivered notice of such
                                            proposed reassignment to the Rating
                                            Agencies and the Rating Agencies
                                            shall have advised Discover Bank
                                            that such reassignment would not
                                            cause the rating of any Class of any
                                            Series then outstanding to be
                                            lowered or withdrawn;

                                            (vi)     The Removed Accounts shall
                                            meet one of the following criteria:

                                                     (A) Each of such Accounts
                                                     is a Charged-Off Account;
                                                     provided that Discover Bank
                                                     shall transfer to the Trust
                                                     all proceeds received with
                                                     respect to any Removed
                                                     Account that is a
                                                     Charged-Off Account, such
                                                     amounts to constitute
                                                     Recovered Amounts under the
                                                     terms of this Agreement;

                                                     (B) Such Accounts were
                                                     randomly selected from the
                                                     Accounts; provided that
                                                     such random selection
                                                     process need not include
                                                     selection of Charged-Off
                                                     Accounts; or

                                                     (C) Such Accounts were
                                                     originated or maintained in
                                                     connection with an affinity
                                                     or private-label
                                                     arrangement, and such
                                                     affinity or private-label
                                                     arrangement has been
                                                     cancelled by a third party
                                                     or has expired; provided,
                                                     however, that Accounts
                                                     originated or maintained
                                                     pursuant to an affinity or
                                                     private-label arrangement
                                                     shall only be removed
                                                     pursuant to this Section
                                                     2.11(b)(vi)(C) if, prior to
                                                     the cancellation or
                                                     expiration of such
                                                     arrangement, the Master
                                                     Servicer designated such
                                                     arrangement in writing to
                                                     the Trustee as an
                                                     arrangement with respect to
                                                     which these provisions
                                                     apply; and

                                            (vii) Discover Bank on behalf of the
                                            Holder of the Seller Certificate
                                            shall have delivered to the Trustee
                                            an Officer's Certificate confirming
                                            the items set forth in (i), (ii),
                                            (iv), (v) and (vi) above. The
                                            Trustee may conclusively rely on
                                            such Officer's Certificate, shall
                                            have no duty to make inquiries


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                                            with regard to the matters set forth
                                            therein and shall incur no liability
                                            in so relying.

                           Upon satisfaction of the above conditions, the
                  Trustee shall execute and deliver the reassignment to Discover Bank on behalf of the Holder of the Seller Certificate, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

                  3.       Amendments to Section 3.02.

                           (a) Section 3.02(e) is hereby amended and restated in its entirety to read as follows:

                                    (e) No Servicer may sell receivables in
                                    Charged-Off Accounts pursuant to Section
                                    3.02(b)(iii) after March 31, 2001; provided, however, that to the extent that the Trustee, on behalf of the Trust, entered into agreements with third parties on or before March 31, 2001 that permit the Trust to require, or obligate the Trust to accept, reassignment of receivables in Charged-Off Accounts sold prior to March 31, 2001 pursuant to such agreements, and to substitute receivables in Charged-Off Accounts for such reassigned receivables, then the Trust shall be entitled to act under such agreements and to substitute receivables for such reassigned receivables, such substitute receivables to be identified by the Master Servicer as meeting the requirements of such agreements; provided, further, however, that the Master Servicer shall use its best efforts to identify an amount of substitute receivables that closely approximates the amount of reassigned receivables and that will satisfy the substitution requirements of any such agreement.

                  4.       Amendments to Section 12.01.

                           (a) Section 12.01(b) is hereby amended and restated in its entirety to read as follows:

                                    (b) If as of the Distribution Date with
                                    respect to each Series then outstanding in
                                    the month immediately preceding the month in
                                    which the Final Trust Termination Date
                                    occurs the Aggregate Investor Interest would
                                    be greater than zero (after giving effect to
                                    all transfers, withdrawals and deposits to
                                    occur on such date pursuant to applicable
                                    Series Supplements), Receivables (or
                                    interests therein), which shall be selected
                                    at random from the Receivables, in an amount
                                    sufficient to yield proceeds equal to the
                                    Aggregate Investor Interest plus any accrued
                                    and unpaid Certificate Interest with respect
                                    to each outstanding Series and any amounts
                                    owing to any Credit Enhancement Provider
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                                    outstanding Series pursuant to the
                                    applicable Series Supplement (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust before the Final Trust Termination Date by an institution acceptable to the Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables or trust certificates similar to the Investor Certificates, and the proceeds therefor shall be paid to the Trust on or prior to the last Distribution Date with respect to each Series then outstanding. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12.01(b); provided, however, that an affiliate or agent of any Seller may act as selling institution for the sale as specified in the preceding sentence, so long as such affiliate or agent does not act as principal in connection with such sale. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated among outstanding Series and deposited in accordance with
                                    Section 4.03 and the applicable Series
                                    Supplements; provided, however, that any such proceeds received after the end of the Due Period related to the last Distribution Date before the Final Trust Termination Date shall nevertheless be deemed to have been received during such Due Period. During such period ending on such Distribution Date, the Master Servicer and the Servicers shall continue to process Collections on the Receivables and deposit such Collections in accordance with the provisions of Section
                                    4.03. Section 12.03 will apply with respect to any Receivables not sold pursuant to this
                                    Section 12.01(b).

                  5.       Amendments to Section 12.02.

                           (a) Section 12.02(c) is hereby amended and restated in its entirety to read as follows:

                                    (c) If as of the Distribution Date in the month immediately preceding the month in which a Series Termination Date occurs, the Series Investor Interest with respect to such Series is greater than zero (after giving effect to all transfers, withdrawals and deposits to occur on such date), Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued and unpaid Certificate Interest and with respect to such Series and any amounts owing to the Credit Enhancement Provider with respect to such Series pursuant to the Series Supplement for such Series, if applicable, on such Series Termination Date (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust by an institution acceptable to the



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                                    Trustee and the Master Servicer that is
                                    either (i) a nationally recognized
                                    investment bank, (ii) a nationally
                                    recognized commercial bank or (iii) any
                                    other institution whose regular business includes the sale of receivables or of trust certificates similar to the Investor Certificates; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any Series exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the Series Investor Interest of such Series and the denominator of which is the Aggregate Investor Interest, in each case, on such Distribution Date in the month immediately preceding the month in which such Series Termination Date occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such Distribution Date and shall be selected at random from the Receivables. The proceeds (the "Series Termination Proceeds") therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account with respect to such Series and paid to the Investor Certificateholders of such Series and to the Credit Enhancement Provider or otherwise, if applicable, pursuant to the terms of the Series Supplement, on the Distribution Date with respect to such Series immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to such Series. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12.02(c); provided, however, that an affiliate or agent may act as selling institution for the sale as specified in the first sentence of this
                                    Section 12.02(c), so long as such affiliate or agent does not act as principal in connection with such sale.

                   6.       Amendments to Section 12.03.

                           (a) Section 12.03 is hereby amended and restated in its entirety to read as follows:

                                    12.03 Sellers' Termination Rights. Upon the termination of the Sellers' obligations and responsibilities with respect to the Trust pursuant to Section 12.01 and the surrender, if applicable, of any certificated Seller Certificate, the Trustee shall distribute to each Holder of the Seller Certificate such Holder's pro rata share of any Receivables and cash remaining in the Trust in respect of the Seller Interest. Such distribution will be made without recourse, representation or warranty except for the warranty that since the date of transfer by any Seller under this Agreement, the Trustee has not sold, transferred or encumbered any such Receivables or interests therein. Such distribution shall transfer all right, title and

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                                    interest of the Trust in the Receivables,
                                    whether then existing or thereafter created, and all proceeds thereof except, if applicable, for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment including, without limitation, any document necessary to release the Trust's security interest in such Receivables and to release any filing evidencing or perfecting such security interest, in each case without recourse, as shall be reasonably requested by the Holder of the Seller Certificate to vest in the Holder of the Seller Certificate all right, title and interest which the Trust had in the Receivables.

                   7.       Amendments to Section 13.01.

                           (a) Immediately following the semicolon at the end of Section 13.01(a)(i) the following clause is added:

                                    and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller);

                           (b) Immediately following the semicolon at the end of Section 13.01(a)(ii) the following clause is added:

                                    and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller);

                           (c) The second to last sentence of Section 13.01(b) is deleted and replaced with:

                                    For purposes of calculating whether a 66-2/3
                                    % consent has been achieved pursuant to this
                                    Section 13.01(b), the applicable Class
                                    Invested Amount or Series Invested Amount shall be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any


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                                    affiliate or agent of any Seller, and no
                                    Seller or affiliate or agent of a Seller shall be entitled to vote on any amendment pursuant to this Section 13.01(b). Notwithstanding the foregoing, the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(b) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller).

                  8. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  9. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


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                           IN WITNESS WHEREOF, Discover Bank and the Trustee
have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                     DISCOVER BANK, as Master
                                       Servicer, Servicer and Seller


                                     By: /s/ Michael F. Rickert
                                         -----------------------------------
                                     Name:   Michael F. Rickert
                                     Title:  Vice President, Chief Accounting
                                             Officer and Treasurer


                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                     By: /s/ Nancie Arvin
                                         ------------------------------------
                                     Name:  Nancie Arvin
                                     Title:  Vice President



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